SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 6, 2006

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2006, Berman Center, Inc. (the “Company”) executed a Secured Convertible Promissory Note (the “Promissory Note”), which is attached hereto as Exhibit 10.1, in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter agreed to lend the principal amount of $200,000 to the Company.

The terms of the Promissory Note provide that, among other things: (i) the Promissory Note shall be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note shall be one (1) year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note shall be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund shall have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Promissory Note.

In connection with and as a condition to the Promissory Note, the Company engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as its exclusive placement agent for potential financing transactions, the type and dollar amount being as mutually agreed to by the parties. As compensation for execution of the agreement, the Company agreed to issue to the Affiliate and its designee an aggregate of 800,000 shares of the Company’s common stock. In addition, the Affiliate will receive compensation as mutually agreed by the parties at the time of any offering during the twenty-four month term, if any, depending on the offering type and size. An offering, if any, is expected to be conducted pursuant to Regulation D promulgated by the Securities and Exchange Commission and will be offered and sold only to “Accredited Investors” as that term is defined in Regulation D. The securities offered in an offering, if any, will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

Item 8.01 Other Events

Dr. Laura Berman, our President, will cease taping her radio show as a result of differences of opinion with the syndication company.

Item 9.01. Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Secured Convertible Promissory Note dated October 6, 2006 by and between the Company and Hunter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006	BERMAN CENTER, INC.

	By:	/s/ Samuel P. Chapman
Name Samuel P. Chapman
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Secured Convertible Promissory Note dated October 6, 2006 by and between the Company and Hunter.